UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 7, 2006
THE OILGEAR COMPANY
(Exact name of Registrant as specified in its charter)

Wisconsin (State of Incorporation)	000-00822 (Commission File Number)	39-0514580 (I.R.S. Employer Identification No.)

2300 South 51st Street
Post Office Box 343924
Milwaukee, Wisconsin		53234-3924
(Address of principal executive offices)		(Zip Code)
(414) 327-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Press Release

Item 2.01 Completion of Acquisition or Disposition of Assets.
On June 7, 2006 the Company completed the sale of its Leeds, England facility, having recently moved into a leased facility located in the same general area. The Company’s Leeds facility primarily consisted of a one-story manufacturing plant and two office buildings constructed of concrete, steel and brick totaling approximately 52,000 square feet on six acres of land. The facility was sold to a developer for 4,150,000 British pound sterling (approximately $7,700,000 as of the date of this filing). The property had close to a zero book value and will result in a significant one-time gain being reported with respect to this transaction in the second fiscal quarter and for the year ending December 31, 2006. The proceeds from the sale are expected to be used to retire a 3,200,000 British Pound Sterling mortgage with Barclays Bank and to help fund the expenses of the move to the leased facility. A press release announcing the transaction is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated June 7, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE OILGEAR COMPANY

Date: June 8, 2006

	By:	/s/ Thomas J. Price
Thomas J. Price, Vice President
Chief Financial Officer and Secretary

THE OILGEAR COMPANY
(the “Registrant”)
(Commission File No. 000-00822)
EXHIBIT INDEX
TO
FORM 8-K CURRENT REPORT
Date of Report: June 7, 2006

Exhibit
Number	Description
99.1	Press Release dated June 7, 2006